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                                                                   EXHIBIT 10.49


                             ADIR TECHNOLOGIES, INC.

                         FORM OF FOUNDER STOCK AGREEMENT



         THIS AGREEMENT is made as of September 8, 2000, between Adir Technologies, Inc., a Delaware corporation (the "Company"), and ________________ ("Founder").

         The Company and Founder desire to enter into an agreement pursuant to which Founder shall purchase, and the Company shall sell to Founder, _____ shares of the Company's common stock, par value $.01 per share, pursuant to the Company's Stock Option and Incentive Plan, as amended from time to time. All of such shares of common stock and all shares of common stock hereafter acquired by Founder are referred to herein as "Founder Stock." Certain definitions are set forth in paragraph 7 of this Agreement.

         The parties hereto agree as follows:

         1. PURCHASE AND SALE OF FOUNDER STOCK.

         (a) Upon execution of this Agreement, Founder shall irrevocably purchase, and the Company shall sell to Founder, _____ (the "Shares") shares of common stock at a price of $175.00 per share. The Company shall deliver to Founder a copy of, and a receipt for, the certificate representing the Shares, and Founder shall deliver to the Company a promissory note in the form of Annex A attached hereto in the principal amount of $________ (the "Founder Note"), and a check in the amount of $_____. Founder's obligations under the Founder Note shall be secured by a pledge to the Company of all of the shares of Founder Stock, and in connection therewith, Founder shall enter into a pledge agreement in the form of Annex B attached hereto (the "Pledge Agreement").

         (b) The Company shall hold each certificate representing Founder Stock until such time as the Founder Stock represented by such certificate is released from the pledge to the Company and is fully vested hereunder.

         (c) Within 30 days after Founder purchases any Founder Stock from the Company, Founder shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex C attached hereto.

         (d) In connection with the purchase and sale of the Founder Stock hereunder, Founder represents and warrants to the Company that:

                  (i) The Founder Stock to be acquired by Founder pursuant to this Agreement shall be acquired for Founder's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws,


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         and the Founder Stock shall not be disposed of in contravention of the
         1933 Act or any applicable state securities laws.

                  (ii) Founder is an officer of Net2Phone, Inc. ("Net2Phone") or its Subsidiaries or their Affiliates, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Founder Stock.

                  (iii) Founder is able to bear the economic risk of his investment in the Founder Stock for an indefinite period of time because the Founder Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                  (iv) Founder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Founder Stock and has had full access to such other information concerning the Company as he has requested. Founder has reviewed, or has had an opportunity to review, a copy of that certain Assignment and License Agreement by and between the Company and Net2Phone.

                  (v) This Agreement constitutes the legal, valid and binding obligation of Founder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Founder do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Founder is a party or any judgment, order or decree to which Founder is subject.

         (e) As an inducement to the Company to issue the Founder Stock to Founder, as a condition thereto, Founder acknowledges and agrees that:

                  (i) neither the issuance of the Founder Stock to Founder nor any provision contained herein shall entitle Founder to remain in the employment of Net2Phone and its Subsidiaries or their Affiliates or affect the right of Net2Phone and its Subsidiaries or their Affiliates to terminate Founder's employment at any time; and

                  (ii) the Company or Net2Phone shall have no duty or obligation to disclose to Founder, and Founder shall have no right to be advised of, any material information regarding Net2Phone and its Subsidiaries or their Affiliates at any time prior to, upon or in connection with the repurchase of Founder Stock upon the termination of Founder's employment with the Net2Phone and its Subsidiaries or their Affiliates or as otherwise provided hereunder.

         (f) The Company, Net2Phone and Founder acknowledge and agree that this Agreement has been executed and delivered, and the Founder Stock has been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between Net2Phone and its Subsidiaries and their Affiliates and Founder.


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         2. VESTING OF FOUNDER STOCK.

         (a) Except as otherwise provided in paragraph 2(b) below, the Founder Stock shall become vested in accordance with the following schedule, if and only if Founder has been continuously employed by Net2Phone or any of its Subsidiaries or their Affiliates from the date hereof through and including the date set forth below:

                  (i) 25% on the first anniversary of the date first written above; and

                  (ii) 2.08% on the last day of each month for the thirty-six months following the first anniversary of the date first written above.

         (b) In the event of a Corporate Transaction or Change in Control, all shares of Founder Stock which have not yet become vested shall become vested at the time of such event; provided, however, that any unvested Founder Stock shall not automatically vest if such Founder Stock is, in connection with the Corporate Transaction or Change in Control, exchanged for or converted into comparable securities in the surviving or resulting corporation on terms and conditions that substantially preserve the value, rights and benefits of the Founder Stock then outstanding. In the event of the death or permanent disability of Founder, the number of shares of Founder Stock which would have become vested during the 12 months following Founder's death or the determination of Founder's permanent disability (in addition to shares which have already become vested) shall become vested as of the time of such death or permanent disability. For purposes of this paragraph 2(b), the determination of permanent disability shall be made in good faith by the Company's board of directors (the "Board"). Shares of Founder Stock which have become vested are referred to herein as "Vested Shares," and all other shares of Founder Stock are referred to herein as "Unvested Shares."

         3. REPURCHASE OPTION.

         (a) In the event Founder ceases to be employed by Net2Phone and its Subsidiaries or their Affiliates for any reason (the "Termination"), the Unvested Shares (whether held by Founder or one or more of Founder's transferees) shall be subject to repurchase by the Company and Net2Phone, pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

         (b) The purchase price for each Unvested Share shall be Founder's Original Cost for such share (with shares having the lowest cost subject to repurchase prior to shares with a higher cost).

         (c) The Board may elect to purchase all or any portion of the Unvested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Founder Stock within 90 days after the Termination. The Repurchase Notice shall set forth the number of Unvested Shares to be acquired from each holder of Founder Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be


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repurchased by the Company shall first be satisfied to the extent possible from the shares of Founder Stock held by Founder at the time of delivery of the Repurchase Notice. If the number of shares of Founder Stock then held by Founder is less than the total number of shares of Founder Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Founder Stock under this Agreement, pro rata according to the number of shares of Founder Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Unvested Shares to be repurchased hereunder shall be allocated among Founder and the other holders of Founder Stock (if any) pro rata according to the number of shares of Founder Stock held by such persons.

         (d) If for any reason the Company does not elect to purchase all of the Founder Stock pursuant to the Repurchase Option, Net2Phone shall be entitled to exercise the Repurchase Option for the shares of Founder Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to Net2Phone setting forth the number of Available Shares and the purchase price for the Available Shares. Net2Phone may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Founder Stock as to the number of shares being purchased from such holder by Net2Phone (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Founder Stock, the Company shall also deliver written notice to Net2Phone setting forth the number of shares Net2Phone is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

         (e) The closing of the purchase of the Founder Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or Net2Phone shall pay for the Founder Stock to be purchased pursuant to the Repurchase Option by delivery of, in the case of Net2Phone, a check or wire transfer of funds and, in the case of the Company at its option, (i) a check or wire transfer of funds, (ii) a subordinated note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime lending rate charged by Money Center Banks as reported in the Wall Street Journal on the date of issuance of such note or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds. Any notes issued by the Company pursuant to this paragraph 3(e) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Founder Note issued to the Company hereunder and under any other bona fide debts owed by Founder to the Company. The purchasers of Founder Stock hereunder shall be entitled to receive


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customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a nationally recognized bank or securities broker.

         (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Founder Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Founder Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this paragraph 3 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

         4. RESTRICTIONS ON TRANSFER. Founder shall not sell, transfer, assign, pledge, or otherwise dispose of any interest in any shares of Founder Stock, except pursuant to terms of that certain Right of First Offer and Co-Sale Agreement of even date herewith, as amended and modified from time to time, a form of which is attached hereto as Annex D. Any prospective transferee should execute and deliver to the Company an instrument evidencing its agreement to be bound to the provisions hereof.

         5. LEGEND. The certificates representing the Founder Stock shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON SEPTEMBER 8, 2000, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A FOUNDER STOCK AGREEMENT DATED AS OF SEPTEMBER 8, 2000, AND A RIGHT OF FIRST OFFER AND CO-SALE AGREEMENT DATED AS OF SEPTEMBER 8, 2000, EACH AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."


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         6. SALE OF THE COMPANY.

         (a) If the Board and the holders of a majority of the Company's Preferred Stock and common stock approve a Sale of the Company (the "Approved Sale"), the holders of Founder Stock shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Founder Stock shall agree to sell their shares of Founder Stock on the terms and conditions approved by the Board and the holders of a majority of the Company's Preferred Stock and common stock. The holders of Founder Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

         (b) The obligations of the holders of Founder Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the condition that upon the consummation of the Approved Sale, all of the holders of common stock shall receive the same form and amount of consideration per share of common stock, or if any holders of common stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option.

         (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Founder Stock shall at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Founder Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Founder Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

         (d) Founder and the other holders of Founder Stock (if any) shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Founder Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of common stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Founder and the other holders of Founder Stock on their own behalf shall not be considered costs of the transaction hereunder.

         (e) The provisions of this paragraph 6 shall terminate upon the completion of a Qualified Public Offering, Sale of the Company, Corporate Transaction or Change in Control.

         7. DEFINITIONS.

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession,


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directly or indirectly, of the power to direct the management and policies of a
Person whether through the ownership of voting securities, contract or otherwise.

         "Corporate Transaction" shall have the same meaning as set forth in the Company's 2000 Stock Option and Incentive Plan.

         "Change in Control" shall have the same meaning as set forth in the Company's 2000 Stock Option and Incentive Plan.

         "Founder Stock" shall continue to be Founder Stock in the hands of any holder other than Founder (except for the Company and Net2Phone and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Founder Stock shall succeed to all rights and obligations attributable to Founder as a holder of Founder Stock hereunder. Founder Stock shall also include shares of the Company's capital stock issued with respect to Founder Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Vested and Unvested Shares shall remain Founder Stock after any Transfer thereof.

         "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's common stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's common stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's common stock.

         "1933 Act" means the Securities Act of 1933, as amended from time to time.

         "Original Cost" of each share of common stock purchased hereunder shall be equal to $175.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

         "Qualified Public Offering" means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company's common stock having an aggregate offering value of at least $20 million and a per share price of at least three times Original Cost.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Preferred Stock" means any class or series of capital stock of the Company which is designated preferred stock.

         "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.


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         "Sale of the Company" means the sale of the Company to an Independent
Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

         "Subsidiary" means any corporation of which Net2Phone owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

         8. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

             To the Company:                  Adir Technologies, Inc.
                                              520 Broad Street
                                              Newark, NJ 07102
                                              Fax: (973) ___-_____
                                              Attn:  President


             With copies to (which will
             not constitute notice):          Kirkland & Ellis
                                              200 E. Randolph Dr.
                                              Chicago, IL 60601
                                              Fax: (312) 861-2200
                                              Attn: Richard W. Porter, Esq.

             To Founder:                      __________________
                                              Net2Phone, Inc.
                                              520 Broad Street
                                              Newark, NJ 07102
                                              Fax:  (973) ___-____


             To Net2Phone:                    Net2Phone, Inc.
                                              520 Broad Street
                                              Newark, NJ 07102
                                              Fax: (973) 412-3800
                                              Attn: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be


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deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         9. GENERAL PROVISIONS.

         (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Founder Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Founder Stock as the owner of such stock for any purpose.

         (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Founder, the Company, Net2Phone and their respective successors and assigns (including subsequent holders of Founder Stock); provided that the rights and obligations of Founder under this Agreement shall not be assignable except in connection with a permitted transfer of Founder Stock hereunder.

         (f) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of New Jersey.

         (g) Remedies. Each of the parties to this Agreement (including the Founders) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that


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money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Founder and Net2Phone.

         (i) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by Net2Phone as provided herein.

         (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief Founder office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                                 *  *  *  *


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                            ADIR TECHNOLOGIES, INC.


                                            ____________________________________
                                            By: ________________________________
                                            Its: _______________________________


                                            ____________________________________


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